EXHIBIT 5.01

April 8, 2011

Responsys, Inc.

900 Cherry Avenue, 5th Floor

San Bruno, California 94066

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-171377) (the “Registration Statement”) filed by Responsys, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about December 23, 2010, as subsequently amended, February 8, 2011, March 17, 2011 and April 4, 2011 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 7,612,602 shares of the Company’s Common Stock (the “Stock”), up to 1,144,654 of which are presently issued and outstanding and will be sold by certain selling stockholders (the “Selling Stockholders”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 30, 2011 and the Restated Certificate of Incorporation that the Company intends to file in connection with the consummation of the sale of the Stock;

(2)	the Company’s Bylaws, certified by the Company’s Secretary on March 30, 2011 and the Restated Bylaws that the Company has adopted in connection with, and that will be effective upon, the consummation of the sale of the Stock;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the preliminary prospectus, dated April 4, 2011, prepared in connection with the Registration Statement (the “Prospectus”);

(5)	the underwriting agreement to be entered into by and among the Company, the Selling Stockholders, and Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters;

(6)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books and the minute books of your predecessor, Responsys, Inc., a California corporation (“Responsys California”), that are in our possession, together with resolutions to be adopted by the Board in connection with the sale of the Stock;

(7)	the stock records for both the Company and Responsys California that the Company has provided to us (consisting of a list of stockholders, optionholders and warrantholders that was prepared by the Company as of even date herewith respecting the Company’s capital stock and of any rights to purchase capital stock and verifying the number of such issued and outstanding securities);

Responsys, Inc.

April 8, 2011

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”); and

(9)	the Custody Agreement and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, it is our opinion that

(1) The up to 1,144,654 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

(2) The up to 6,467,948 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company’s Board of Directors and to be adopted by the Company’s Board of Directors, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus

Responsys, Inc.

April 8, 2011

constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, FENWICK & WEST LLP

/s/ Fenwick & West LLP